UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PGIM ETF TRUST

(Exact name of registrant as specified in its charter)
Delaware	See below
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer
Identification No.)
655 Broad Street, 6th Floor
Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class	Name of each exchange on which	I.R.S. Employer
______to be so registered	each class is to be registered	Identification No.
PGIM Jennison Better Future ETF	Cboe BZX Exchange, Inc.	93-3714544
PGIM Jennison Focused Mid-Cap ETF	Cboe BZX Exchange, Inc.	93-3700620
PGIM Jennison International Opportunities ETF	NYSE Arca, Inc.	93-3644093
PGIM Short Duration High Yield ETF	Cboe BZX Exchange, Inc.	93-3673336

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. 

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. □

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. □

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-222469(if applicable)

Securities to be registered pursuant to Section 12(g) of theAct: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

A description of the shares of beneficial interest, $0.001 par value per share, of PGIM Jennison International Opportunities ETF, PGIM Jennison Focused Mid-Cap ETF, PGIM Jennison Better Future ETF and PGIM Short Duration High Yield ETF, each a series of PGIM ETF Trust (the "Registrant"), is incorporated herein by reference to Post-Effective Amendment No. 33 to the Registrant's registration statement on Form N-1A, filed with the Securities and Exchange Commission on September 27, 2023 (File Nos. 333-222469; 811-23324). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.Registrant's Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a)(2) to the Registrant's Registration Statement on Form N-1A (File Nos. 333-222469; 811-23324), as filed with the Securities and Exchange Commission on January 8, 2018.

2.Registrant's Certificate of Trust incorporated herein by reference to Exhibit (a)(1) to the Registrant's Registration Statement on Form N-1A (File Nos. 333-222469; 811-23324), as filed with the Securities and Exchange Commission on January 8, 2018.

3.Registrant's By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant's Registration Statement on Form N-1A (File Nos. 333-222469; 811-23324), as filed with the Securities and Exchange Commission on January 8, 2018.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Newark and the State of New Jersey.

PGIM ETF TRUST

Date: December 8, 2023

By:	/s/ Debra Rubano
Name:	Debra Rubano
Title:	Assistant Secretary